Exhibit 32
CERTIFICATION

Each of the undersigned in the capacity indicated hereby certifies that, to his or her knowledge, this Report on Form 10-Q for the fiscal quarter ended October 3, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Carter’s, Inc.

October 30, 2026	/s/ SHARON PRICE JOHN
Sharon Price John
Chief Executive Officer & President

October 30, 2026	/s/ RICHARD F. WESTENBERGER
Richard F. Westenberger
Chief Financial Officer & Chief Operating Officer

The foregoing certifications are being furnished solely pursuant to 18 U.S.C. § 1350 and are not being filed as part of the Report on Form 10-Q or as a separate disclosure document.